NEWS RELEASE

For More Information:
Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Reports Results for First Quarter 2013

BIRMINGHAM, AL – (PRNewswire) – May 6, 2013 – ProAssurance Corporation (NYSE: PRA) today reported first quarter 2013 Net Income of $112.9 million, which included a $35.5 million gain resulting from the acquisition of Medmarc Mutual Insurance Company and a $16 million increase in net realized investment gains. Operating Income was $60.0 million in the quarter, an increase of $12 million year-over-year. Net Income per diluted share was $1.82 and Operating Income was $0.97 per diluted share. Book Value per Share is now $38.19; Total Assets now exceed $5 billion.

Unaudited Consolidated Financial Summary (in thousands)
	Three Months Ended March 31,
	2013	2012
Gross Premiums Written	$163,210	$170,448
Net Premiums Written	$150,053	$157,998
Net Premiums Earned	$134,578	$136,659
Net Investment Income	$32,126	$33,492
Equity in Earnings (Loss) of Unconsolidated Subsidiaries	$(223)	$(2,066)
Net Investment Result	$31,903	$31,426
Net Realized Investment Gains (Losses)	$26,680	$10,677
Other Income	$1,813	$1,809
Total Revenues	$194,974	$180,571
Net Losses and Loss Adjustment Expenses	$57,626	$70,199
Underwriting, Policy Acquisition and Operating Expenses	$37,285	$34,398
Interest Expense	$371	$825
Total Expenses	$95,282	$105,422
Gain on Acquisition	$35,492	$–
Tax Expense	$22,334	$19,504
Net Income	$112,850	$55,645
Operating Income	$60,015	$48,226
Net Operating Cash Flow	$(13,107)	$28,100

Earnings per Share
	Three Months Ended March 31,
	2013	2012
Weighted average number of common shares outstanding (in 000’s)
Basic	61,708	61,177
Diluted	61,963	61,703
Net Income per share (Basic)	$1.83	$0.91
Net Income per share (Diluted)	$1.82	$0.90
Operating Income per share (Diluted)	$0.97	$0.78

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Key Ratios
	Three Months Ended March 31,
	2013	2012
Current Accident Year Loss Ratio	82.3%	86.1%
Effect of Prior Accident Years’ Reserve Development	(39.5%)	(34.7%)
Net Loss Ratio	42.8%	51.4%
Expense Ratio	27.7%	25.2%
Combined Ratio	70.5%	76.6%
Operating Ratio	46.6%	52.0%
Return on Equity (Excludes Gain on Acquisition)	13.4%	10.2%

Return on Equity is calculated by dividing annualized Net Income, excluding the gain on the acquisition of Medmarc Mutual Insurance Company, since renamed Medmarc Casualty Insurance Company (Medmarc), for the period by the average of beginning and ending Shareholders’ Equity.

We recognized a gain of $35.5 million in connection with our acquisition of Medmarc because the fair value of the net assets we acquired exceeded our purchase price.

Non-GAAP Financial Measures
In addition to Net Income, we use Operating Income, which is a “Non-GAAP” financial measure that is widely used in our industry to evaluate the performance of underwriting operations. Our calculation of Operating Income excludes the after-tax net effects of the gain on our acquisition of Medmarc, confidential settlements, Net Realized Investment (Gains) Losses, and Guaranty Fund (Recoupments) Assessments. We believe Operating Income, when considered along with Net Income, presents a useful view of the performance of our insurance operations.

While we believe disclosure of certain Non-GAAP information is appropriate, you should not consider this information without also considering the information we present in accordance with GAAP, which includes the net effects of the gain on our acquisition of Medmarc, confidential settlements, Net Realized Investment (Gains) Losses, and Guaranty Fund (Recoupments) Assessments during the periods presented below. The following table reconciles Net Income to Operating Income.

Reconciliation of Net Income to Operating Income (in thousands, except per share data)
	Three Months Ended March 31,
	2013	2012
Net Income	$112,850	$55,645
Items Excluded in the Calculation of Operating Income:
Net Realized Investment (Gains) Losses	$(26,680)	$(10,677)
Guaranty Fund (Recoupments) Assessments	$(1)	$(23)
Gain on Acquisition	$(35,492)	$–
Effect of Confidential Settlements (Net)	$–	$(714)
Pre-Tax Effect of Exclusions	$(62,173)	$(11,414)
Tax Effect at 35%, Exclusive of Non-Taxable Gain on Acquisition	$9,338	$3,995
Operating Income	$60,015	$48,226
Per Diluted Common Share:
Net Income	$1.82	$0.90
Effect of Adjustments	$(0.85)	$(0.12)
Operating Income Per Diluted Common Share	$0.97	$0.78

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Management Commentary
“We continue to see the benefits of a disciplined application of a long-term strategy that enhances security for our insureds while creating value for our investors,” said W. Stancil Starnes, the Chairman and Chief Executive Officer of ProAssurance. He added, “We are also seeing the benefits of a successful M&A strategy that added $12 million of gross premium to our top line. The purchase of Independent Nevada Doctors Insurance Exchange (IND) solidified our position as the top medical professional liability writer in Nevada. Our acquisition of Medmarc added significant volume to our lawyers’ professional liability line and, most importantly, broadened our medically-related coverage to include products liability for medical technology and life sciences. We are especially encouraged by Medmarc’s ability to attract new business and retain existing accounts by leveraging its expertise and the financial strength of ProAssurance.”

Gross Written Premium (in thousands)
	Three Months Ended March 31,
	2013	2012
Healthcare Professional Liability	$142,416	$151,106
Legal Professional Liability	$8,072	$5,699
Medical Technology and Life Sciences	$5,885	$–
Extended Reporting Endorsements (All Lines)	$6,319	$13,197
Other	$518	$446
	$163,210	$170,448

Business Detail
  Gross Premiums Written were $163 million in the first quarter of 2013 compared to $170 million in the same quarter of 2012. First quarter 2013 Net Premiums Earned were $135 million, a decline of 2% compared to the same quarter in 2012. ealthcare professional liability premiums declined primarily as a result of the pressures of the competitive market and rates that have declined in response to favorable loss trends over the past five years. That decline was offset somewhat by $3.5 million of new premium from our acquisition of IND. Healthcare professional liability also benefited from $6.4 million of renewal premium related to our twenty-four month policies, a 17% increase from their last renewal in 2011.
  First quarter 2013 extended reporting endorsement premium (tail coverage) returned to a more expected level. In the first quarter of 2012, we wrote a single large tail coverage policy which distorts the comparison of current and prior year results.
  Our acquisition of Medmarc resulted in $5.9 million of new premium in medical technology and life sciences products liability and $2.7 million of new premium in our legal professional liability line.

Premium retention for our standard physician business was 87% in the quarter, compared to 92% in the year-ago quarter.
Average renewal pricing on our physician professional liability book was down 1% during the first quarter of 2013 compared to flat renewal pricing in the first quarter of 2012.
  Our current accident year loss ratio was 82.3%, a decline of almost four points from the first quarter of 2012. Driving this change was a $4.8 million increase in Net earned premium for the quarter due to a reduction in ceded premiums resulting from the re-estimation of the losses and premiums tied to prior years’ reinsurance treaties.

  We recognized $60.0 million of gross favorable reserve development and $53.1 million in net favorable loss reserve development in 2013’s first quarter. In the first quarter of 2012, net favorable reserve development was $47.5 million. The 2013 net favorable development comes primarily from accident years 2005 to 2010 and is significantly attributable to loss severity that has proven to be lower than previously expected. None of the net favorable development came from Medmarc or IND.

The year-over-year decline in first quarter cash flow is due to the timing of tax and reinsurance payments.
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	Three Months Ended March 31,
	2013	2012
Current Accident Year Net Losses	$110.7	$117.7
Prior Accident Year Net Losses	$(53.1)	$(47.5)
Net Losses	$57.6	$70.2

Investment Commentary
Our Net Investment Result (Net Investment Income plus Equity in Earnings (Loss) of Unconsolidated Subsidiaries) for the first quarter of 2013 was $32 million, essentially unchanged from a year-ago.
  First quarter 2013 Net Investment Income was $32 million, down 4% compared to first quarter 2012 primarily due to lower yields on our fixed income portfolio, partially offset by higher income from our equity portfolio and stronger earnings from our investment limited partnerships. Our average tax equivalent income yield in the quarter was 4.2% compared with 4.4% at year-end 2012.

The CUSIP-level disclosure of our investment holdings as of March 31, 2013 is available under Supplemental Investor Information in the Investor Relations section of our website, www.ProAssurance.com.

Balance Sheet Highlights (in thousands, except per share data)
	March 31, 2013	December 31, 2012
Shareholders’ Equity	$2,361,043	$2,270,580
Total Investments	$4,318,352	$3,926,902
Total Assets	$5,218,746	$4,876,578
Policy Liabilities	$2,540,053	$2,334,446
Accumulated Other Comprehensive Income (Loss)	$137,626	$145,380
Goodwill	$161,123	$163,055
Book Value per Share	$38.19	$36.85

Capital Management
Our Board declared a $0.25 per share regular dividend in March 2013 which was paid on April 11, 2013.

About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurance company with extensive expertise in medical professional liability, products liability for medical technology and life sciences and legal professional liability. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past six years and is consistently ranked as a top performing property casualty insurer in Moody’s Yearly Statistical Handbook. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

Conference Call Information
Live: Tuesday, May 7, 2013, 10:00 am et. Investors may dial (888) 395-3227 (toll free) or (719) 325-2376. The call will also be webcast on our website, www.ProAssurance.com, and on StreetEvents.com.
  Replay: By telephone, through May 31, 2013, at (888) 203-1112 or (719) 457-0820, using access code 9602968. The replay will also be available on our website, www.ProAssurance.com, and on StreetEvents.com, through at least May 31, 2013.

Podcast: A replay, and other information about ProAssurance, is available on a free subscription basis through a link on the ProAssurance website or through Apple’s iTunes.

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Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.

Risks that could adversely affect the mergers of Medmarc and IND into ProAssurance include, but are not limited to, the following:

  The outcome of any potential claims from policyholders of Medmarc and IND relating to payments or other issues arising from their respective conversions to stock insurance companies and subsequent mergers into ProAssurance;

the businesses of ProAssurance and Medmarc or ProAssurance and IND may not be integrated successfully, or such integration may take longer to accomplish than expected;
cost savings from either transaction may not be fully realized or may take longer to realize than expected; and
operating costs, customer loss and business disruption following either or both transactions, including adverse effects on relationships with employees, may be greater than expected.

The following important factors are among those that could affect the actual outcome of other future events:

changes in general economic conditions;
our ability to maintain our dividend payments;
regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;
the enactment or repeal of tort reforms;

formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;
the impact of deflation or inflation;
changes in the interest rate environment;
changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;
changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;
performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

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  changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board;

changes in laws or government regulations affecting medical professional liability insurance or the financial community;
the effects of changes in the healthcare delivery system, including, but not limited to, the Patient Protection and Affordable Care Act consolidation of healthcare providers and entities that are more likely to self-insure and not purchase medical professional liability insurance;
uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance;
changes in the availability, cost, quality, or collectability of insurance/reinsurance;
the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;
allegation of bad faith which may arise from our handling of any particular claim, including failure to settle;
loss of independent agents;
changes in our organization, compensation and benefit plans;
our ability to retain and recruit senior management;
assessments from guaranty funds;
our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;
provisions in our charter documents, Delaware law and state insurance law may impede attempts to replace or remove management or may impede a takeover;
state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;
  taxing authorities can take exception to our tax positions and cause us to incur significant amounts of legal and accounting costs and, if our defense is not successful, additional tax costs, including interest and penalties;

insurance market conditions may alter the effectiveness of our current business strategy and impact our revenues; and
  expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption; loss of customers,  employees and key agents; increased operating costs or inability to achieve cost savings; and assumption of greater than expected liabilities among other reasons.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.

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